Exhibit 99.1

XpresSpa Group Announces the Separation of Service of Chief Financial Officer
James Berry

Omar Haynes Named Interim Chief Financial Officer

NEW YORK, June 14, 2022 - XpresSpa Group, Inc. (Nasdaq: XSPA), a travel health and wellness company, today announced the separation of service with the Company of James A. Berry, effective June 13, 2022. The Company has named Omar A. Haynes as Interim Chief Financial Officer while it conducts an executive search to fill the position permanently.

Mr. Haynes joined the Company as Associate Director of Finance in March 2017, served as Director of Finance, Analytics & Treasury from January 2019 to June 2020, and then Treasurer & Senior Director of Finance from June 2020 to May 2021. Previously he was an associate at both Alvarez & Marsal and Conway, Del Genio, Gries & Co. Mr. Haynes holds a Bachelor of Arts in Quantitative Economics from Tufts University.

Scott Milford, XpresSpa Group Chief Executive Officer, said, “On behalf of our Board and the entire team, I want to thank James and wish him the best in his future endeavors. I also want to thank Omar for stepping into this interim role to help build the momentum necessary for growth. Omar is well suited to serve as our Interim Chief Financial Officer given his strong financial background and tenure with the Company. We have launched a search for a full-time Chief Financial Officer and look forward to naming that individual once they have been identified.”

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company operating three brands: XpresCheck®, XpresSpa®, Treat™.

•	XpresCheck is a leading on-site airport provider of Covid-19 screening and diagnostic testing with 15 locations in 12 domestic airports. XpresCheck is also partnered with the CDC and Concentric by Ginkgo, conducting biosurveillance monitoring at four major domestic airports to identify existing and new SARS-CoV-2 variants.
•	XpresSpa is a leading airport retailer of wellness services and related products, with 23 locations in 13 airports globally.
•	Treat is a travel health and wellness brand that is providing on-demand access to healthcare through technology and personalized services, including two domestic airport locations.
•	To further build on XpresSpa Group’s expertise in the health and wellness space, the Company acquired HyperPointe, a leading digital healthcare and data analytics relationship marketing agency serving the global healthcare industry, in January 2022.

To learn more about XpresCheck, visit: www.XpresCheck.com

To learn more about XpresSpa, visit www.XpresSpa.com

To learn more about Treat, visit: www.Treat.com

To learn more about HyperPointe, visit: www.Hyperpointe.com

Twitter: @xprescheck and Instagram: @realxprescheck

Twitter: @XpresSpa and Instagram: @XpresSpa

Twitter: @Treat_Care and Instagram: @treat_care

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098